UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934

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GenVec, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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65 West Watkins Mill Road Gaithersburg, MD 20878 ph: 240-632-0740 fx: 240-632-0735 www.genvec.com

April 27, 2004

Dear Stockholder:

     We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders of GenVec, Inc. (the “Company”) to be held on Wednesday, June 16, 2004 at 9:00 a.m. (local time) at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

     The Board of Directors hopes that you will be able to attend this stockholders’ meeting. We look forward to meeting each of you and discussing with you significant events that have occurred during the last year and our current prospects.

     In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You will find a proxy card in this package that will enable you to vote by proxy. We also encourage you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Company either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

Very truly yours,

/s/ Paul H. Fischer
Paul H. Fischer, Ph.D.
President, Chief Executive
Officer and Director

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GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 16, 2004

To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of GenVec, Inc. (the “Company”) will be held on June 16, 2004, at 9:00 a.m. (local time), at the Company’s executive offices at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1.	To elect three (3) directors to the Company’s Board of Directors, each to serve for a term of three (3) years or until a successor has been elected and qualified; and

2.	To ratify the appointment of KPMG LLP as independent public accountants of the Company for the current fiscal year ending December 31, 2004.

     Persons to whom stockholders grant proxies will have the power to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors set April 19, 2004 as the record date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

/s/ Jeffrey W. Church
Jeffrey W. Church
Corporate Secretary

Gaithersburg, Maryland
April 27, 2004

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A STOCKHOLDER OF RECORD AND FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 16, 2004

     This Proxy Statement is furnished to the stockholders of GenVec, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of GenVec, Inc. (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders to be held at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on June 16, 2004, at 9:00 a.m. (local time) and for any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The expenses of soliciting your proxy will be borne by the Company. This Proxy Statement and the accompanying form of proxy are first being released for mailing to the stockholders on or about April 27, 2004.

     At the Annual Meeting, stockholders will be asked to (i) elect three directors to the Company’s Board of Directors, each to serve a three-year term, (ii) to ratify the appointment of KMPG LLP as independent public accountants of the Company for the current fiscal year, and (iii) to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     Your vote is important. Accordingly, we urge you to complete, sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

MEETING INFORMATION

Date, Time and Place

     The Annual Meeting will be held on June 16, 2004, at 9:00 a.m. (local time), at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

Record Date; Voting Rights; Quorum

     Only stockholders of record of shares of the Company’s Common Stock at the close of business on April 19, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. We have one class of voting securities outstanding, which is designated as Common Stock, and each share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. At the close of business on the Record Date, the Company had 55,464,298 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists.

     With respect to Proposal 1, the nominees for election as directors who receive the greatest number of votes cast, in person or by proxy, at the Annual Meeting, assuming that a quorum is present, will be elected as directors. A withheld vote will not have any effect on the outcome of the vote for election of directors.

     With respect to Proposal 2, approval will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against this proposal.

     Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received instructions from beneficial owners. Such broker non-votes (arising from the lack of instructions from beneficial owners) will not be counted for any purpose in determining whether this proposal has been approved and will not affect the outcome of the vote on this proposal.

Voting and Revocation of Proxies

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted “FOR” the nominees proposed by the Board of Directors and “FOR” the ratification of the appointment of KPMG LLP as independent public accountants for the Company. The duly appointed proxies may, in their discretion; vote upon such other matters as may properly come before the Annual Meeting.

     Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the meeting, or by the vote of the stockholder by ballot at the meeting.

Solicitation of Proxies

     The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

PROPOSAL 1 – ELECTION OF DIRECTORS

     The Company’s Amended and Restated Bylaws provide that the number of members of the Board of Directors shall be fixed and determined from time to time by resolution of the Board of Directors. The Company’s Board of Directors currently consists of nine persons divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the upcoming Annual Meeting of Stockholders, the Annual Meeting of Stockholders to be held in 2005 and the Annual Meeting of Stockholders to be held in 2006. At this annual meeting, three directors will be elected by the stockholders to serve a three-year term or until their successors are elected and qualified.

     Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Zola P. Horovitz, Ph.D., William N. Kelley, M.D. and Harold R. Werner, all incumbent directors, to serve as directors. It is intended that the accompanying proxy will be voted for the election as directors of the nominees, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named as proxies will vote for the election of such person or persons as shall be designated by the Board.

     All nominees have consented to being named in this Proxy Statement and to serve if elected.

     On August 21, 2003, we acquired Diacrin, Inc., a biotechnology company focused on developing cell transplantation technology for treating human diseases, through a merger transaction. Under the terms of the merger agreement between Diacrin and the Company, Diacrin directors Thomas H. Fraser, Ph.D., Zola P. Horovitz, Ph.D., Stelios Papadopoulos, Ph.D. and Joshua Ruch were appointed to the Board of Directors of the Company following the 2003 annual meeting of stockholders.

     The following sets forth the names and ages, as of April 19, 2004, of the members of the Board of Directors, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

Nominees with Terms Expiring in 2007

Zola P. Horovitz, Ph.D., age 69, has served as a director of GenVec since August 2003. Dr. Horovitz is a member of the Nominating and Corporate Governance Committee and is the Chairman of the Audit Committee. Dr. Horovitz served as a director of Diacrin from 1994 to August 2003. Dr. Horovitz was Vice President, Business Development and Planning at Bristol-Myers Squibb Pharmaceutical Group from 1991 until 1994 and was Vice President, Licensing from 1989 to 1991. Prior to 1989, Dr. Horovitz spent 30 years as a member of the Squibb Institute for Medical Research. Dr. Horovitz is also a director of Avigen, Inc., BioCryst Pharmaceuticals, Genaera Pharmaceuticals, Paligent, Nitromed and Palatin Technologies. Dr. Horovitz received his Ph.D. from the University of Pittsburgh.

William N. Kelley, M.D., age 64, has served as a director of GenVec since June 2002. Dr. Kelley is a member of the Audit Committee and is the Chairman of the Nominating and

Corporate Governance Committee. Dr. Kelley brings a long history of involvement in experimental models of gene therapy to the Board. Dr. Kelley and his colleagues at the University of Michigan were the first to propose in vivo gene therapy as it is recognized today and the first to directly administer a human gene in vivo and obtain expression in an experimental animal model. In the fall of 1989, Dr. Kelley became Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine and Chair of the Residency Review Committee for Internal Medicine. Dr. Kelley also serves as a director of Merck & Company; Beckman Coulter; and Advanced Bio-Surfaces, Inc.

Harold R. Werner, age 55, has served as a director of GenVec since January 2002. Mr. Werner is a member of the Compensation Committee. Mr. Werner is a co-founder of HealthCare Ventures, a venture capital fund specializing in health care. Prior to the formation of HealthCare Ventures in 1985, Mr. Werner was Director of New Ventures for Johnson & Johnson Development Corporation. Before joining Johnson & Johnson in 1980, he was Senior Vice President of Robert S. First, Inc. Mr. Werner has served a director for over thirty public and private companies in the health care field and has specialized in the formation of new high-science companies. Mr. Werner was elected to the Board pursuant to the Investor Rights Agreement between GenVec and HealthCare Ventures in connection with HealthCare Ventures’ investment in GenVec in December 2001. In connection with its investment, HealthCare Ventures was granted the right to designate one individual to fill a vacancy created on the Board pursuant to the Investor Rights Agreement.

Continuing Directors with Terms Expiring in 2005

Barbara H. Franklin, age 64, has served as a director of GenVec since October 2002. Ms. Franklin is a member of the Audit Committee. Since January 1995, Ms. Franklin has served as the President and Chief Executive Officer of Barbara Franklin Enterprises, a private international consulting and investment firm in Washington D.C. Between January 1993 and January 1995; she was a lecturer and served as a director of various corporations and organizations. Previously, Ms. Franklin served as the 29th U.S. Secretary of Commerce. Ms. Franklin founded Franklin Associates, an internationally recognized consulting firm, and served as its President from 1984 through 1992. She was Senior Fellow of the Wharton School of the University of Pennsylvania (1979 - 1988), one of the original Commissioners of the U.S. Consumer Product Safety Commission (1973 - 1979) and a staff assistant to the President, creating the first White House effort to recruit women for high level government jobs (1971 - 1973). Earlier she held executive positions at Citibank and the Singer Company. Ms. Franklin currently is a director of Aetna Inc.; The Dow Chemical Company; Milacron, Inc.; and MedImmune, Inc. She has been a director of the NASDAQ Stock Market, Inc., and the American Institute of CPA’s and has been awarded the John J. McCloy Award for contributions to audit excellence. She has been chosen as Director of the Year by the National Association of Corporate Directors in 2000 and as Outstanding Director by Board Alert in 2003. She currently serves as chairman of the Economic Club of New York. Ms. Franklin graduated from the Pennsylvania State University and received a master’s degree in business administration from Harvard Business School.

Stelios Papadopoulos, Ph.D., age 55, has served as a director of GenVec since August 2003. Dr. Papadopoulos served as a director of Diacrin from 1991 to August 2003. Dr. Papadopoulos is a Managing Director in the investment banking division at SG Cowen Securities Corporation focusing on the biotechnology and pharmaceutical sectors. Prior to joining SG Cowen Securities Corporation in February 2000, he spent 13 years as an investment banker at PaineWebber, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary. Prior to becoming an investment banker he spent two years as a biotechnology analyst, first at Donaldson, Lufkin & Jenrette and subsequently at Drexel Burnham Lambert. Before coming to Wall Street in 1985, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. He continues his affiliation with NYU Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos holds a Ph.D. in biophysics and an MBA in finance, both from New York University. He is co-founder and Chairman of the Board of Exelixis, Inc., and is a director of several private companies in the biotechnology sector.

Joshua Ruch, age 54, has served as a director of GenVec since August 2003. Mr. Ruch is a member of the Compensation Committee. Mr. Ruch served as a director of Diacrin from March 1998 to August 2003. Mr. Ruch is the Chairman and Chief Executive Officer of Rho Capital Partners, Inc., an investment and venture capital management company, which he co-founded in 1981. Prior to founding Rho, Mr. Ruch was employed in investment banking at Salomon Brothers. Mr. Ruch received a B.S. degree in electrical engineering from the Israel Institute of Technology (Technion) and an MBA from the Harvard Business School. Mr. Ruch also is a director of a number of private companies.

Continuing Directors with Terms Expiring in 2006

Thomas H. Fraser, Ph.D., age 56, has served as a director of GenVec since August 2003. Dr Fraser has served as the Chairman of the Board of Directors since joining the Board. Dr. Fraser served as Diacrin’s President and Chief Executive Officer and as a director from 1990 to August 2003. Dr. Fraser was previously Executive Vice President, Corporate Development, for Repligen Corporation, a biopharmaceutical company. Dr. Fraser was the founding Vice President for Research and Development at Repligen in 1981 and served as Executive Vice President from 1982 through 1990 as well as Chief Technical Officer from 1982 through 1988. Prior to joining Repligen, Dr. Fraser headed the recombinant DNA research group in Pharmaceutical Research and Development at The Upjohn Company, a pharmaceutical company. Dr. Fraser received his Ph.D. in Biochemistry from the Massachusetts Institute of Technology and was a Damon Runyon-Walter Winchell Cancer Fund Postdoctoral Fellow at The University of Colorado. .

Paul H. Fischer, Ph.D., age 54, has served as President and Chief Executive Officer and as a director of GenVec since 1996. Prior to joining GenVec, he was Executive Vice President of Research and Development with Oncologix, Inc., (now Antigenics, Inc.) a biotechnology company. Previous experience included Manager, Cancer Research at Pfizer, Inc., a pharmaceutical company. Dr. Fischer received his B.S. in Biology from the University of Denver, his Ph.D. in Pharmacology from the University of California at San Francisco and performed post-doctoral research in Pharmacology at Yale University School of Medicine and was an associate Professor of Human Oncology at the University of Wisconsin.

Wayne T. Hockmeyer, Ph.D., age 59, has served as a director of GenVec since December 2000. Dr. Hockmeyer is a member of the Nominating and Corporate Governance Committee and is the Chairman of the Compensation Committee. Dr. Hockmeyer founded MedImmune, Inc. in April 1988 as President and Chief Executive Officer and was elected as a director of MedImmune in May 1988. Dr. Hockmeyer became Chairman of the Board of Directors of MedImmune in May 1993. He relinquished his position as Chief Executive Officer in October 2000 and now serves as the Chairman of the Board of Directors and President of MedImmune Ventures, Inc. Dr. Hockmeyer earned his bachelor’s degree from Purdue University and his Ph.D. from the University of Florida in 1972. In 2002, Dr. Hockmeyer was awarded a Doctor Science honoris causa from Purdue University. Dr. Hockmeyer is a member of the Maryland Economic Development Commission. He is a director of Advancis Pharmaceutical Corp., Diversa Corporation, InterMune Pharmaceuticals, Inc., Idenix Pharmaceuticals, Inc., Tercica, Inc. and TolerRx, Inc. Dr. Hockmeyer does not intend to seek re-election to the Board of Directors of InterMune Pharmaceuticals, Inc. or Diversa Corporation when his current term expires in May 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED ABOVE

Matters Relating to Directors:

Board and Committee Meetings

     GenVec’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of Directors. The GenVec Board has three standing committees: a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. During 2003, there were 7 meetings (5 in person and 2 by teleconference) of the Board of Directors. Each of the directors attended at least 85% or more of the aggregate number of meetings of the Board and the Committees on which such director served that were held during 2003.

     The Board of Directors has adopted and approved a charter for each of its standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the Investors section on GenVec’s web site at www.genvec.com.

Board Committees

     Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are William N. Kelley, M.D. (Chairman), Wayne T. Hockmeyer, Ph.D. and Zola P. Horovitz, Ph.D. Each member of the Nominating and Corporate Governance Committee is independent as defined by NASDAQ listing standards. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to establish criteria for prospective directors, consider director candidates and recommend to the Board of Directors persons to be nominated for election as directors at each Annual Meeting, and adopt and develop for Board consideration corporate governance principles and policies and monitor GenVec’s compliance with those policies and NASDAQ listing standards. The

Nominating and Corporate Governance Committee periodically reviews and assesses the Company’s corporate governance policies. The Nominating and Corporate Governance Committee met 3 times during 2003.

     One of the main purposes of the Nominating and Corporate Governance Committee is the selection of candidates to recommend to the Board for election as directors. In identifying such candidates, the Nominating and Corporate Governance Committee takes into account all factors and criteria it considers appropriate, which include but are not limited to:

•	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness and has sufficient time and energy to devote to GenVec’s affairs;

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team;

•	Whether the director/potential director represents the interests of GenVec’s stockholders;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a range of background and experience;

•	Whether the director/potential director meets the independence requirements of the NASDAQ listing standards;

•	Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to GenVec’s current or future business, will add specific value as a Board member;

•	Whether the director/potential director is free from conflicts of interest with GenVec; and

•	Any factors related to the ability and willingness of a new director to serve, or an existing director to continue his or her service.

     The Nominating and Corporate Governance Committee does not believe that it is in GenVec’s interests or those of GenVec’s stockholders to establish rigid minimum qualifications for candidates for membership on the Board. By preserving flexibility to consider candidates under the factors and criteria described above, the Nominating and Corporate Governance Committee believes that it can best serve GenVec and its stockholders.

     The Nominating and Corporate Governance Committee evaluates stockholder nominees using the factors and criteria set forth above, and there is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a stockholder or the Committee.

     The Nominating and Corporate Governance Committee will consider stockholder nominees for election to the Board submitted in accordance with the procedures set forth in GenVec’s Amended and Restated Bylaws and applicable law. Briefly, these procedures include delivery to the Corporate Secretary within 120 days and 150 days prior to the anniversary of the mailing of the previous year’s proxy statement, written notice of such nomination setting forth (i) as to each individual nominated, the information required by Item 401(a) of the Securities and Exchange Commission’s (the “SEC”) Regulation S-K, including their name, date of birth, business address and residence address, business experience, other directorships and criminal convictions; and (ii) as to the nominating stockholder and any persons acting in concert with them, their names and business addresses, their addresses as they appear on GenVec’s books (if applicable), and the class and number of shares of GenVec common stock that they beneficially own.

     Additional information regarding the Nominating and Corporate Governance Committee is included in the Nominating and Corporate Governance Committee Charter that is included as Appendix A.

     Audit Committee. The members of the Audit Committee are Zola P. Horovitz, Ph.D. (Chairman), Barbara Hackman Franklin and William N. Kelley, M.D. Each member of the Audit Committee is independent as defined by NASDAQ listing standards. The Board has determined that at least one member of the Audit Committee, Ms. Barbara Hackman Franklin, is an Audit Committee Financial Expert as defined in the SEC’s rules and regulations. The Audit Committee is responsible for, among other things, making recommendations to the Board regarding the selection of independent public accountants, reviewing the results and scope of the audit and other services provided by the independent public accountants and reviewing and evaluating GenVec’s internal accounting procedures and controls. The Audit Committee met 6 times during 2003 and, after December 31, 2003, 1 time with respect to fiscal 2003 matters.

     Additional information regarding the Audit Committee is included in this proxy statement under the caption “Audit Committee Report” and in the Audit Committee Charter that is included as Appendix B.

     Compensation Committee. The members of the Compensation Committee are Wayne T. Hockmeyer, Ph.D. (Chairman), Joshua Ruch and Harold R. Werner. Each member of the Compensation Committee is independent as defined by NASDAQ listing standards. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board regarding compensation and benefits of GenVec’s executive officers. The Compensation Committee also establishes and reviews general policies relating to compensation and benefits to GenVec’s employees and consultants. The Compensation Committee met 3 times during 2003. Additional information regarding the Compensation Committee is included in this proxy statement under the caption “Compensation Committee Report” and in the Compensation Committee Charter that is included as Appendix C.

Compensation of Directors

     During 2003, each non-employee director received $2,000 per Board meeting attended, $1,000 per committee meeting attended and $3,000 per quarter as a retainer. The Company’s Chairman of the Board received $4,000 per Board meeting attended, $1,000 per committee meeting attended and $6,000 per quarter as a retainer. Directors were reimbursed for some expenses in connection with attendance at Board and committee meetings.

     Under the 2002 Stock Incentive Plan, as amended, which was approved by GenVec’s stockholders on August 21, 2003, non-employee directors will receive: (i) grants of options to purchase 20,000 shares of Common Stock which are exercisable ratably over a four-year period upon the effective date such non-employee director joins the Board and (ii) annual automatic grants of 15,000 options, 50% of which will be exercisable six months after the date of grant and 50% of which will be exercisable 12 months after the date of grant, except for the Chairman of the Board, who receives an annual automatic grant of 22,5000 options instead of 15,000 options. The options granted to the Chairman become exercisable in the same proportion as the options granted to the other non-employee directors.

     Upon completion of the Diacrin merger, GenVec entered into a consulting agreement with Dr. Fraser. Under the terms of the consulting agreement, Dr. Fraser will devote approximately 20% of his working time to the business and affairs of GenVec (including time spent in his capacity as a Director of GenVec). Dr. Fraser received $10,806 under the terms of the consulting agreement in 2003.

     Mr. Werner has declined to accept options for service on the Board.

Corporate Governance Matters:

Director Independence. The Board of Directors has affirmatively determined that each of the following directors is independent within the meaning of the NASDAQ director independence standards: Barbara H. Franklin, Wayne T. Hockmeyer, Ph.D., Zola P. Horovitz, Ph.D., William N. Kelley, M.D., Stelios Papadopoulos, Ph.D., Joshua Ruch and Harold R. Werner. The Board of Directors has also determined that the following directors are not independent within the meaning of the NASDAQ director independence standards: Thomas H. Fraser, Ph.D., Chairman of the Board and Paul H. Fischer, Ph.D., the Company’s President and Chief Executive Officer. The Board has also determined that all standing committees of the Board of Directors are composed entirely of independent directors.

Communication with the Board. GenVec’s Stockholders may communicate with the Board of Directors or any member thereof by sending any communication, in writing, by certified mail, to GenVec’s Corporate Secretary:

65 West Watkins Mill Road
Gaithersburg, Maryland 20878

     Any such communication should state the number of shares beneficially owned by the stockholder. All communications received in accordance with this policy will be forwarded by the Corporate Secretary to GenVec’s Chairman of the Board of Directors. The Chairman of the Board will relay all such communications to the appropriate director or directors on a periodic basis unless he determines that the communication:

•	does not relate to the business or affairs of GenVec or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through GenVec’s management and only in accordance with the GenVec’s policies and procedures, applicable law and regulations relating to the disclosure of information.

Executive Sessions of Non-Employee Directors. Non-management directors meet at each regularly scheduled meeting in executive session without management directors or management present. The independent directors also meet at each regularly scheduled meeting in executive session. The Chairman of the Board presides over the meetings of the non-management directors and the Chairman of the Nominating and Corporate Governance Committee presides over the meetings of the independent directors.

Policy Regarding Directors Attendance at Annual Meetings of Stockholders. GenVec does not have a policy that requires the attendance of all directors at the Annual Meetings. The Company’s 2004 Annual Meeting will be held on the same day as the regularly scheduled Board Meeting on June 16, 2004, therefore it is anticipated that a majority of the Board members will be in attendance at the upcoming Annual Meeting of Stockholders.

Code of Business Conduct and Ethics. The Board has adopted the Code of Business Conduct and Ethics (the “Code”) which sets forth standards of expected conduct of the Chief Executive Officer, Financial Executives, Directors, Executive Officers and all employees of the Company. The Code includes policies on employment, conflicts of interest and other protection of confidential information and requires strict adherence to all laws and regulations applicable to the conduct of GenVec’s business. A copy of the Code is attached to this proxy statement as Appendix D. and can also be found in the Investors section on GenVec’s web site at www.genvec.com. GenVec will disclose any amendment to the Code, or waivers of the Code relating to GenVec’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its web site within five business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted.

Director Stock Ownership Guidelines. Stock ownership guidelines have been established for members of the Board. These guidelines were established to align their interests with those of the stockholders and to strengthen their focus on activities that create shareholder value. Under these guidelines, each member of the Board shall own, either directly or beneficially through an investment vehicle, at least 5,000 shares of common stock of the Company (which shall be adjusted for stock splits and reclassifications). Shares of common stock underlying unexercised options held by a director are not included in the total number of shares of common stock owned such director. The Nominating and Corporate Governance Committee may exempt a director from compliance with these guidelines if compliance would result in a hardship.

SECURITY OWNERSHIP OF CERTAIN BENFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 19, 2004, regarding the beneficial ownership of the Company’s Common Stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the individuals listed in the “Summary Compensation Table” below, (iii) each director of the Company, and (iv) all current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 19, 2004 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 55,464,298 shares of Common Stock outstanding on April 19, 2004.

	Number of	Percentage of
Name of Beneficial Owner	Shares Owned	Class Owned
HealthCare Ventures LLC (1)	10,436,463	18.8%
State of Wisconsin Investment Board (2)	3,988,459	7.2%
Thomas H. Fraser, Ph.D. (4)	1,065,992	1.9%
Barbara Hackman Franklin (4)	32,500	*
Wayne T. Hockmeyer, Ph.D. (4)	65,500	*
William N. Kelley, M.D. (4)	47,500	*
Zola P. Horovitz, Ph.D. (4)	76,312	*
Stelios Papadopoulos, Ph.D. (4)	374,507	*
Joshua Ruch (3) (4)	2,759,426	5.0%
Harold R. Werner (1) (4)	10,436,463	18.8%
Paul H. Fischer, Ph.D. (4)	645,107	1.2%
Jeffrey W. Church (4)	162,249	*
E. Michael Egan (4)	354,257	*
C. Richter King, Ph.D. (4)	160,957	*
Robert S. Tenerowicz (4)	108,187	*
All directors and executive officers as a group (13 persons)	16,443,712	29.6%

*	Represents ownership that does not exceed 1% of the outstanding shares of the Company’s Common Stock.

(1)	Healthcare Ventures LLC and Harold R. Werner are general partners of Healthcare Partners II, L.P. (“HCP II”), Healthcare Partners III, L.P. (“HCP III”), Healthcare Partners IV, L.P. (“HCP IV”), Healthcare Partners V, L.P. (“HCP V”), and Healthcare Partners VI, L.P. (“HCP VI”), the general partner of Healthcare Ventures II, L.P. (“HCV

II”), Healthcare Ventures III, L.P. (“HCV III”), Healthcare Ventures IV, L.P. (“HCV IV”), Healthcare Ventures V, L.P. (“HCV V”) and Healthcare Ventures VI, L.P. (“HCV VI”), respectively. Mr. Werner, together with James H. Cavanaugh, John W. Littlechild and William Crouse, the other general partners of HCP II, HCP III, HCP IV, HCP V and HCP VI (collectively, the “HC Entities”) share voting and investment control with respect to shares owned by HCV II, HCV III, HCV IV, HCV V and HCV VI, respectively. Mr. Werner does not own any shares of GenVec’s capital stock in his individual capacity. The address of Healthcare Ventures II, III, IV, V and VI, L.P. is 44 Nassau Street, Princeton, New Jersey 09542. This information is based on a Schedule 13D filed with the SEC on August 22, 2003.

(2)	The address for State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. This information is based on a Schedule 13G filed with the SEC on February 11, 2004.

(3)	Rho Capital Partners, Inc. (“Rho”), of which Joshua Ruch is Chairman and Chief Executive Officer, may be deemed the beneficial owner of the shares owned by Rho Management Trust II pursuant to an investment advisory agreement that confers voting and investment control over such shares on Rho.

Pursuant to a Loan Modification Agreement, dated November 28, 2003 with Nautilis Trust, an affiliate of Rho, Rho Investment Partners “H”, L.P., became eligible to purchase an additional 1,639,929 shares of GenVec’s common stock, in consideration for the cancellation of a previously contracted debt. Rho and its affiliate do not have investment control and do not have voting control over any of such 1,639,929 shares until the satisfaction of the conditions specified in the Loan Modification Agreement. Neither Rho nor its affiliate has the right to acquire investment or voting control over any such shares within the next 60 days.

The address for Rho Management Trust II is c/o Rho Capital Partners, 152 West 57th Street, 23rd Floor, New York, NY 10019. This information is based on a Schedule 13D filed with the SEC on September 2, 2003 and Amendment No. 1 thereto filed with the SEC on December 5, 2003.

(4)	Includes shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of April 19, 2004 in the following amounts: Thomas H. Fraser, 254,006 shares; Barbara Hackman Franklin, 27,500 shares; Wayne T. Hockmeyer, 45,500 shares; William N. Kelley, 42,500 shares; Zola P. Horovitz, 70,196 shares; Stelios Papadopoulos, 68,667 shares; Joshua Ruch, 68,667 shares; Paul H. Fischer, 491,562 shares; Jeffrey W. Church, 161,249 shares; E. Michael Egan, 252,315 shares; C. Richter King, 158,957 shares; Robert S. Tenerowicz, 95,016 shares; and directors and officers as a group (13 people) 1,736,135 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

     Except as set forth below, and based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 2003, the Company believes that all Section 16(a) filing requirements applicable to the Company’s executive officers, directors, and greater than 10% beneficial owners were complied with.

     Former GenVec director Herb Conrad did not timely report a purchase of the Company’s common stock on Form 4. Mr. Conrad subsequently filed the Form 4 with the SEC.

COMPENSATION COMMITTEE REPORT

     Under its Charter, the Compensation Committee’s responsibility is, in part, to:

•	Develop and recommend to the Board the compensation and benefits for the President and Chief Executive Officer and to evaluate his or her performance;

•	Review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all senior executives;

•	Ensure that a significant portion of executive compensation is reasonably related to the long-term interest of the Company’s stockholders;

•	Administer the Company’s stock incentive plans; and

•	Review and recommend to the Board all new executive compensation programs that the Company proposes to adopt.

     General Compensation Policy. The Committee’s policy is to provide the executive officers, including the Company’s President and Chief Executive Officer, with compensation based on personal performance, financial performance of the Company and individual contributions to the Company’s success. The Committee also believes that the Company’s compensation program must be competitive enough to attract, retain and motivate the highly skilled individuals the Company needs in order to operate its business. In addition, the Committee believes that the compensation program should support the short-term and long-term strategic goals and values of the Company. Accordingly, each executive officer’s compensation package may be comprised of three principal elements: (i) base salary; (ii) annual cash bonuses; and (iii) long-term stock based incentive awards designed to align the interests of the executive officers and the Company’s stockholders.

     Base Salary. Salary ranges and individual salaries for executive officers are reviewed annually. In evaluating the reasonableness of compensation paid to the Company’s executive officers, the Compensation Committee takes into account how compensation compares to compensation paid by competing companies for positions with a similar scope of responsibilities and job complexities as well as the Company’s performance. In making this determination, the

Compensation Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries. The companies comprising this group are not necessarily included within the peer group index reflected in the performance graph appearing in this proxy statement. The Committee generally targets salaries at or slightly below the middle of the industry salary range.

     To a lesser extent, the Committee also considers individual contributions, business performance and labor market conditions in setting base salary. Accordingly, higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives.

     Annual Cash Bonuses. All employees, including executive officers and the President and CEO, are eligible for annual bonuses. The bonus for all employees and executive officers, except for the President and CEO, is based on the achievement of pre-determined (i) individual goals and (ii) corporate goals. Each year, a bonus pool is set aside for distribution as bonuses in the first quarter of the next fiscal year. For 2003, the bonus structure was:

•	Up to 50% of the bonus pool could be awarded based on the achievement of individual goals as assessed by each respective employees’ annual performance evaluation; and

•	Up to 50% of the bonus pool could be awarded based on the achievement of certain of the corporate goals for 2003.

     For purposes of compensation decisions, the Compensation Committee measured the Company’s performance and that of each executive officer in 2003 against goals established by the Board of Directors under the Company’s Annual Operating Budget/Business Plan prior to the start of the year. Based upon individual performance and contributions, the Compensation Committee awarded the respective officers discretionary bonuses that fell within ranges established by the Compensation Committee prior to the start of the year. Such ranges are based on a range of percentages of the employee’s salary, with those with higher salary grades being eligible for a higher percentage of their salary to be paid as a bonus. The corporate goals for 2003 related to financing activities, progress in product development programs, the establishment of new strategic alliances and other business development initiatives. Certain of these goals carried a higher weighting than others. The Company achieved 95 percent of its 2003 corporate goals.

     Long-Term Incentive Compensation. The Committee believes that stock options provide a useful incentive for future performance and for attracting, retaining and motivating individuals upon whom the Company’s sustained growth and financial success depend. Stock option and restricted stock grants also serve to link the interests of the Company’s executives and its stockholders because increases in the value of the options and restricted stock are directly tied to increases in stockholder value.

     Long-term incentive compensation is currently granted pursuant to the Company’s 2002 Stock Incentive Plan. While the 2002 Plan allows for the granting of both options and restricted stock, to date the Company has granted only options pursuant to the 2002 Plan. With respect to grants of stock options to executive officers, the Compensation Committee takes into account the responsibility of each executive officer and the existing stock options already held by such person. The Committee also reviews surveys similar to those reviewed in conjunction with base salary determinations to ensure that option grants are consistent with other companies in the Company’s industry. Generally, grants are awarded to those eligible employees receiving an above average or excellent rating on their annual performance evaluations.

     Each option allows the grantee to acquire shares of the Company’s Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the grantee’s continued employment or association with the Company. Accordingly, the option will provide a return to the executive only if he or she remains employed by the Company during the vesting period, and then only if the market price of the underlying Shares appreciates during the option term.

     CEO Compensation. The Board of Directors believes that the Company must provide a total CEO compensation package that will motivate and retain a CEO of outstanding ability who is capable of directing the strategic focus of the Company. The Company’s CEO compensation package includes the three components outlined above. CEO compensation is generally set in accordance with the guidelines set out above, except that Dr. Fischer’s bonus is based solely on the achievement of corporate goals.

     Dr. Fischer’s base salary was increased from $304,830 to $320,072 for the year 2003 based upon the Committee’s annual salary review process discussed above. Dr. Fischer’s salary for 2004 has not changed. The increase was based on Dr. Fischer’s performance, achievement of corporate goals and on salary surveys.

     Dr. Fischer’s bonus is based solely on the achievement of corporate goals. For 2003, the Board of Directors approved the Compensation Committee’s recommendation of a cash bonus of $128,030 that is generally based on the achievement of 95 percent of the corporate goals for 2003. This bonus was paid to Dr. Fischer in January 2004.

     The Committee calculates the size of Dr. Fischer’s stock option awards with reference to the compensation practices of a peer group or other objective criteria. Dr. Fischer received a stock option grant for 150,000 shares of GenVec Common Stock in January 2004.

By the Compensation Committee of the Board of Directors of GenVec, Inc.:

Wayne T. Hockmeyer, Ph.D. (Chairman)	Joshua Ruch	Harold R. Werner

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BE REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return for the Company’s Common Stock from December 12, 2000, the date of the Company’s initial public offering, through December 31, 2003 as compared to (i) an overall stock market index, the NASDAQ Stock Market - U.S. Index and (ii) a peer group index, the NASDAQ Pharmaceutical Index. The returns were calculated assuming that $100 was invested on December 12, 2000 in the Company’s Common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into any such filing. The graph is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

	GenVec, Inc	Nasdaq U.S.	Nasdaq Pharmaceutical
12/12/00	$100.00	$100.00	$100.00
12/29/00	$100.00	$84.09	$94.71
12/31/01	$52.11	$66.71	$80.71
12/31/02	$33.47	$46.12	$52.15
12/31/03	$34.74	$68.91	$76.45

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation paid or accrued by the Company to the Chief Executive Officer and to the next four most highly compensated executive officers whose annual compensation exceeded $100,000 for 2003 for services rendered to the Company during the years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation		Awards
				Securities
				Underlying	All Other
		Salary	Bonus	Options/SARS	Compensation
Name and Principal Position	Year	($)	($)	(#)	(1)
Paul H. Fischer, Ph.D.	2003	$320,072	$128,030	—	$3,500
Chief Executive Officer,	2002	$304,830	$64,014	100,000	$3,000
President and Director	2001	$282,270	$54,690	40,000	$2,625

Jeffrey W. Church,	2003	$221,520	$55,380	—	$3,003
CFO, Treasurer and	2002	$213,007	$29,288	30,000	$2,750
Corporate Secretary	2001	$200,970	$35,170	5,000	$2,625

E. Michael Egan (2)	2003	$75,000	$67,500	—	$2,531
Senior Vice President,	2002	—	—	—	—
Commercial Development	2001	—	—	—	—

C. Richter King, Ph.D.	2003	$192,299	$48,075	—	$3,000
Vice President,	2002	$183,142	$29,303	25,000	$2,750
Research	2001	$172,775	$30,236	20,000	$2,592

Robert S. Tenerowicz	2003	$170,100	$42,525	—	$2,551
Vice President,	2002	$159,923	$25,920	25,000	$2,399
Process Development &	2001	$143,100	$18,245	10,000	$2,147
Clinical Supplies

(1)	Represents the Company’s contribution to GenVec’s 401-K Defined Contribution Plan.

(2)	Mr. Egan joined the Company on August 21, 2003.

Option Grants in Last Fiscal Year

     None of the individuals listed in the Summary Compensation Table received option grants during the year ended December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-
			Underlying Unexercised		The-Money Options at
	Shares		Options at December 31,		December
	Acquired on	Value	2003		31, 2003
Name	Exercise	Realized	Exercisable	Unexercisable	Unexercisable	Exercisable
Paul H. Fischer, Ph.D.	38,979	$127,851	485,312	38,751	$405,740	$1,938

Jeffrey W. Church	—	—	158,124	19,376	$59,381	969

E. Michael Egan	—	—	229,377	84,106	$200,860	169,818

C. Richter King	—	—	156,353	16,146	$57,279	807

Robert S. Tenerowicz	—	—	92,933	12,917	$4,923	646

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     The Company does not currently have employment agreements with its executive officers. Certain executive officers are party to a Salary Continuation Agreement and/or Change in Control Agreement. The material terms of these agreements are described below.

     The terms of Dr. Fischer’s Salary Continuation Agreement provide that if Dr. Fischer’s employment is terminated without cause and other than by reason of death or disability, the Company will continue to pay Dr. Fischer’s salary and provide him with life insurance and health insurance for a period of 24 months from the date of his termination. In addition, the Company is required to pay Dr. Fischer an additional payment equal to the pro rata amount of his bonus for the last completed year of employment based on the number of months worked in the year of termination. Dr. Fischer’s Change in Control Agreement provides that if he is terminated or resigns for good cause in connection with a change in control of the Company, he is entitled to (i) a severance payment based on 24 months salary and bonus, (ii) an additional pro rata payment based on his highest annual salary in the past year and his highest bonus amount in the past three years, (iii) a bonus applicable to the preceding fiscal year, if not yet paid, and (iv) continuation of life and health insurance benefits for a period of 24 months. The Company is also obligated to provide a one-time payment to cover certain FICA and Medicare withholding taxes and excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended due on such benefits. The Salary Continuation Agreement contains obligations on Dr. Fischer’s part regarding non-disparagement and non-competition, and both agreements provide for his nondisclosure of proprietary information. If Dr. Fischer should die while entitled to any payments or benefits under either agreement, such payments and benefits are payable to Dr. Fischer’s heirs or estate. To the extent Dr. Fischer becomes entitled to benefits under the Change of Control Agreement, the salary continuation agreement is superseded and he will not receive any benefit under such agreement.

     The terms of the Company’s Salary Continuation Agreements with Messrs. Church and Tenerowicz and Dr. King are identical to the terms of the Salary Continuation Agreement the Company entered into with Dr. Fischer, as described above, except that under their agreements Messrs. Church and Tenerowicz and Dr. King are entitled to salary and insurance benefits for 12 months instead of 24 months.

     The Company has also entered into a Change in Control Agreement with Mr. Church. The terms of this agreement are identical to the terms of the Change in Control Agreement that the Company entered into with Dr. Fischer, as described above, except that under his agreement Mr. Church’s severance payment is based on, and he is entitled to continuation of health and life insurance benefits for, 18 months instead of 24 months.

     In connection with the Company’s acquisition of Diacrin, Inc., each of Dr. Fischer and Mr. Church waived his right to receive benefits under his change in control agreement if he resigns before August 21, 2004, solely on the basis that he believes he can no longer effectively carry out his duties. If either of Dr. Fischer or Mr. Church otherwise terminates his employment with the Company for “good reason” or is terminated by the Company without cause within 24 months of the completion of the merger, Dr. Fischer or Mr. Church, as the case may be, would be entitled to receive his benefits.

AUDIT COMMITTEE REPORT

     The Board of Directors of GenVec, Inc. has appointed an Audit Committee consisting of three directors, each of whom is independent as defined in NASDAQ’s listing standards. The Board of Directors has determined that Ms. Barbara Hackman Franklin is an “audit committee financial expert” as defined in SEC rules and regulations.

     The Board has adopted, and annually reviews a written charter outlining the practices followed by the Audit Committee. A copy of the Committee’s charter is included with this proxy statement. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s consolidated financial statements, to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. GenVec’s management is responsible for preparing the Company’s consolidated financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed GenVec’s quarterly and December 31, 2003 audited financial statements with management and with KPMG LLP, the Company’s independent public accountants. The Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with

Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, by the Independence Standards Board, regarding their independence. The Committee has discussed with KPMG LLP their independence and considered whether the provision of non-audit services referred to in this proxy statement under “Independent Public Accountants” is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in GenVec’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of GenVec, Inc.:

Zola Horovitz, Ph.D., Chairman	Barbara H. Franklin	William N. Kelley, M.D.

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS

     The Board of Directors recommends a vote for the ratification of the appointment of KPMG LLP, Certified Public Accountants, as the Company’s independent public accountants for the year ending December 31, 2004. KPMG LLP has been the Company’s auditors for the past 10 years and has no direct or indirect financial interest in the Company. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

     The following is a summary of the fees billed to GenVec by KPMG LLP for professional services rendered for the years ended December 31, 2003 and 2002:

Fee Category	2003	2002
Audit Fees	$219,750	$117,000

Audit-Related Fees	90,000	—

Tax Fees	44,536	12,000

All Other Fees	—	—

Total	$354,286	$129,525

Audit Fees

     These fees consist of fees for professional services rendered for the audit of GenVec’s financial statements, review of the interim financial statements included in quarterly reports, and services in connection with statutory and regulatory filings.

Audit-Related Fees

     These fees comprise assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. The nature of the services comprising the fees disclosed under this category primarily include procedures performed by KPMG LLP in connection with the Diacrin merger.

Tax Fees

     These fees comprise tax compliance and tax preparation assistance for state and federal filings, consultations concerning tax related matters and other tax compliance projects. Less than 5% of these fees comprise consulting fees, as it is GenVec’s intent to minimize consulting services in this category.

All Other Fees

     All other fees consist of fees not included in any other category. GenVec did not incur such fees during 2003.

     The Audit Committee has considered whether KPMG’s provision of other non-audit services to the Company is compatible with maintaining KPMG’s independence.

Audit Committee Pre-Approval Policies and Procedures

     In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by KPMG LLP. On an ongoing basis, management of GenVec defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of KPMG LLP. On a periodic basis, GenVec’s management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL AND RATIFICATION OF THE APPOINTMENT
OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE YEAR ENDING DECEMBER 31, 2004.

STOCKHOLDER PROPOSALS

     The Annual Meeting of Stockholders for the year ending December 31, 2004 is expected to be held in June 2005 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, not later than December 21, 2004, to receive consideration for inclusion in the proxy statement and form of proxy related to that meeting.

     Pursuant to the proxy rules under the 1934 Act, the Company’s stockholders are notified that notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting must be submitted between November 22, 2004 and December 21, 2004 in order to be considered timely. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

     Stockholders may submit proposals to be voted upon ant the annual meeting of the stockholders. In general, pursuant to the Company’s Amended and Restated Bylaws, such proposals must be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the mailing date of the Company’s proxy materials for the preceding annual meeting of stockholders. Such proposals must set forth with particularity (i) the names and business addresses of the stockholder submitting such proposal and all persons (as such term is defined in Section 3(a)(9) of the 1934 Act) acting in concert with such stockholder; (ii) the names and addresses of such stockholder and the persons identified in clause (i), as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by such stockholder and the persons identified in clause (i); (iv) a description of such proposal containing all material information relating thereto; and (v) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and stockholders of the Company to consider such proposal.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company’s Annual Report to Stockholders accompanies this Proxy Statement. In addition, the Company will provide without charge to each person being solicited by the Proxy Statement, upon the written request of such person, a copy of the Annual Report on Form 10-K for the year ended December 31, 2003 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Corporate Secretary, GenVec, Inc., 65 West Watkins Mill Road, Gaithersburg, Maryland 20878. The Form 10-K and Annual Report to Stockholders are not part of these proxy solicitation materials.

By Order of the Board of Directors,

/s/ Jeffrey W. Church
Jeffrey W. Church
Corporate Secretary

April 27, 2004

Appendix A.

GENVEC, INC.

Nominating and Corporate Governance Committee Charter

Status

The Nominating and Corporate Governance Committee (the “Committee”) is a Committee of the Board of Directors (the “Board”).

The members of the Committee shall be elected by the Board annually and shall serve until their successors have been duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least twice each year and at such other times as it deems necessary to fulfill its responsibilities.

Membership

The Committee shall be comprised of at least three independent directors, as defined by Nasdaq listing standards.

Purpose

The purpose of the Committee is to:

•	Evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•	Determine the desired skills and attributes of members of the Board taking into account the needs of the business and Nasdaq listing standards;

•	Establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to the Company, its management, and operations;

•	Annually recommend to the Board persons to be nominated for election as directors;

•	Recommend to the Board the members of all standing Committees; and

•	Adopt or develop for Board consideration corporate governance principles and policies and monitor the Company’s compliance with those policies and Nasdaq listing standards.

The Committee will consider stockholder nominees for election to the Board submitted in accordance with the procedures in the Company’s bylaws and applicable law.

The Committee shall report periodically to the Board of Directors.

Evaluation

At least annually, the Committee shall conduct a performance evaluation of the functions of the Board and each committee thereof.

Other

The Committee shall have available to it such outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.

The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

Appendix B.

GENVEC, INC.

Audit Committee Charter

Status

This charter governs the operations of the Audit Committee of the Board of Directors of GenVec, Inc. (the “Company”). The Committee shall review and reassess its charter at least annually and obtain the approval of the Board of Directors of any proposed changes in compliance with applicable rules and requirements of Nasdaq, the Securities and Exchange Commission (the “SEC”), and any other applicable body (collectively, the “Applicable Rules”).

Membership

•	The Committee shall be comprised of at least three directors appointed by the Board of Directors upon the recommendation of the Board’s Nominating and Corporate Governance Committee. The membership of the Committee shall satisfy the independence and other requirements set forth from time-to-time in the Applicable Rules.

Purpose

The Committee’s primary purpose is to oversee:

•	management’s preparation of the Company’s financial statements and management’s conduct of the accounting and financial reporting processes;

•	management’s maintenance of internal controls and procedures for financial reporting;

•	the Company’s compliance with applicable legal and regulatory requirements relating to financial controls and reporting;

•	the independent auditor’s qualifications and independence; and

•	the performance of the independent auditors, including the annual independent audit of the Company’s financial statements.

In carrying out its purposes, there shall be free and open communication between the Committee, independent auditors, and management of the Company.

Responsibilities and Processes

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal responsibilities and recurring processes of the Committee in carrying out its oversight responsibilities. These responsibilities and processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The chair of the Committee may represent the entire Committee with respect to functions of the Committee undertaken between meetings and any of the Committee’s functions may be delegated to a subcommittee comprised of one or more members of the Committee.

•	Relationship with Independent Auditors. The independent auditors shall report directly and are ultimately accountable to the Committee in its capacity as a committee of the Board. The Committee shall have sole authority and responsibility to appoint, compensate, oversee, evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	Annually, the Committee shall review and recommend for stockholder ratification the selection of the Company’s independent auditors.

•	The Committee shall pre-approve all audit and permitted non-audit services provided by the independent auditors.

•	The Committee periodically shall meet separately with management and with the Company’s independent auditors.

•	Annually, the Committee shall obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence, and take or recommend that the Board take appropriate action regarding the independence of the independent auditors.

•	Periodic Reviews. Prior to the filing of the Company’s Quarterly Reports on Form 10-Q, the Committee shall review with management and the independent auditors the interim financial statements and other information to be included in the Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”). Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	Annual Reviews. The Committee shall review with management and the independent auditors the financial statements and other financial information, including the Company’s disclosure under MD&A, to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based on the review and discussions described above, the Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K. The Committee shall prepare the audit committee report to be included in the Company’s proxy statements when and as required by the Applicable Rules.

•	The Committee shall establish and maintain procedures for (i) receiving, retaining and addressing complaints regarding the Company’s accounting, internal controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with the Applicable Rules.

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and for maintaining internal controls and procedures for financial reporting, and the independent auditors are responsible for auditing those financial statements.

In performing their duties and responsibilities, each member of the Committee is entitled to rely in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Report

The Committee shall report to the Board on the Committee’s activities as appropriate and maintain minutes or other records of Committee meetings and activities.

Other

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. All employees will be directed to cooperate with respect thereto as requested by members of the Committee. The Committee shall also have the authority to engage and determine funding for independent counsel and other advisors, as it determines necessary to carry out its duties.

Appendix C.

GENVEC, INC.

Compensation Committee Charter

Status

The Compensation Committee is a committee of the Board of Directors (the “Board”).

The members of the Compensation Committee shall be elected by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors have been duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Compensation Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

The Compensation Committee may form and delegate authority to a subcommittee consisting of one or more members to perform the functions of the Compensation Committee.

Membership

The Compensation Committee shall consist of at least three directors each of whom shall be (i) “independent” as defined by NASDAQ listing standards, (ii) a “Non-employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

The purpose of the Compensation Committee is to:

•	Develop and recommend to the Independent Directors of the Board (as defined by NASDAQ listing standards) meeting in executive session the annual compensation (base salary, bonus, stock options and other benefits) for President/CEO of the Company;

•	Review, approve and recommend to the Independent Directors of the Board the annual compensation (base salary, bonus and other benefits) for all senior executives (Vice Presidents and above) of the Company;

•	Review, approve and recommend to the Board the aggregate number of stock options to be granted to employees below the level of Vice President;

•	Ensure that a significant portion of executive compensation is reasonably related to the long-term interest of the Company’s stockholders;

•	Prepare certain portions of the Company’s annual proxy statement, including an annual report on executive compensation.

Responsibilities

The Compensation Committee is charged with the following responsibilities:

•	Reviewing and approving corporate goals and objectives relevant to compensation and benefits for the President/CEO, evaluating the President/CEO’s performance in light of those goals and objectives, and recommending to the Independent Directors of the Board meeting in executive session the level of compensation of the President/CEO based on such evaluation;

•	Administering the Company’s stock incentive plans, including the review and approval of all stock option grants to senior executives (Vice Presidents and above), non-employee directors and consultants/advisors, and the aggregate number of stock options to be granted to employees below the level of Vice President. The President/CEO shall have authority to administer stock incentive plans (and such other plans as the Compensation Committee may direct) with respect to all other employees.

•	Reviewing, commenting on and recommending to the Board all new executive compensation programs that the Company proposes to adopt;

•	Periodically reviewing annual compensation for the Company’s Board;

•	Periodically reviewing the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

•	Ensuring that the Company undertakes appropriate planning for management succession and advancement; and

•	Acting on behalf of the Board on compensation matters that require action between scheduled Board meetings.

Report

The Chairman of the Compensation Committee shall report to the Board of Directors at least quarterly.

Other

The Committee shall have available to it such outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.The Compensation Committee shall have sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/CEO or senior executive compensation, including sole authority to approve the search firm’s fees and other retention terms.

Appendix D.

GENVEC, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

1. Introduction

GenVec, Inc is committed to maintaining the highest standard of business ethics. This commitment is reflected in this document, GenVec’s Code of Business Conduct and Ethics (the “Code”). The Code applies equally to all GenVec employees, including the Chief Executive Officer, the Chief Financial Officer, and other senior financial officers, (“company employees” or “employees”) and to directors of GenVec, and represents the minimal standard of expected conduct. All company employees and directors are required to adhere to these standards and to comply with applicable laws and regulations. They are also responsible for becoming familiar with the policies outlined in the Code and to abide by them. Nothing in the Code should be construed as changing the at will employment relationship between GenVec and its employees.

The Code is not intended to address every conceivable kind of business practice and behavior and, of necessity, cannot address every law or other rule and regulation applicable to GenVec. However, it is intended to cover those that are most likely to apply to GenVec employees or directors, and to summarize GenVec standards and expectations.

A.	Seeking Additional Information about the Code

Questions about the Code or its application, particular laws and their application to our company or to company employees, or any similar questions or other concerns, should first be directed to your supervisor or Marge Meyer, GenVec’s Compliance Officer. The Board of Directors may designate a replacement Compliance Officer at any time and at the Board’s sole discretion. The Compliance Officer shall consult outside counsel for guidance as needed. For those company employees not comfortable speaking with a supervisor or the Compliance Officer, a Corporate Governance Hotline has been established to assist with reporting concerns related to financial, accounting practices, internal control issues, and governmental/regulatory compliance violations. This hotline is managed through an independent service to ensure confidentiality and is available 24 hours a day. The hotline may be accessed by calling 1-800-461-9330 or visiting www.MySafeWorkplace.com. Additional information about reporting violations is provided later in this document.

B.	Waivers of the Code

The Compliance Officer must make any waivers of the Code for employees in writing. Any waivers of the Code for executive officers and directors of GenVec may be made only by the Board and must be promptly disclosed to stockholders in accordance with applicable SEC and Nasdaq rules and regulations.

2. Basic Rules of Conduct

In order to maintain the highest business ethics and standards at GenVec, all company employees are expected to, within the scope of their duties:

•	comply with all applicable laws, regulatory requirements and other regulations;

•	comply with all applicable GenVec policies;

•	act with integrity and honesty;

•	conduct business ethically;

•	provide truthful, full, fair, accurate, timely and understandable communications with stockholders, government agencies, suppliers and collaborative partners within the scope of his or her position;.

•	maintain complete and accurate business records within the scope of his or her position;

•	avoid even the appearance of conflicts of interest;

•	protect confidential business information and corporate assets;

•	treat people fairly;

•	respect diversity;

•	communicate openly;

•	report any violations, or suspected violations, of the Code or any applicable law, regulatory requirement or other rule or regulation applicable to our company; and

•	be fully accountable for adherence to the Code.

Employees and directors are required to apply the above basic rules of conduct in performance of all their duties. Additionally, GenVec has established clear expectations of appropriate ethical behavior, described below, that apply to specific areas.

3. Accurate Communications and Records

A.	Internal Documents and Records

Accurate and reliable business records are of critical importance in meeting our financial, legal and business obligations. It is our policy that all business communications and records be clear, truthful, accurate and complete. You must, within the scope of your employment, report all information related to the company in an accurate, honest, and timely manner. If you are responsible for creating and maintaining our financial and other business records, you must do so in accordance with applicable legal requirements, and ensure that such records accurately reflect and reasonably reflect the activity associated with the record; financial records must additionally be maintained in accordance with generally accepted accounting principles. If you become aware of any omission, inaccuracy or falsification regarding our financial or other business records or the information supporting such records, bring the situation to the attention of your supervisor or an appropriate member of senior management.

In all business communications, employees must avoid exaggeration, colorful language, legal conclusions unless passed upon by counsel, and derogatory characterizations of people or companies in our corporate communications. This applies to all forms of communication including email, voicemail, and formal and informal memos, regardless of intended distribution.

B. Confidential Information

GenVec employees have access to a variety of confidential information through their employment. Employees are required, both during their employment with GenVec and after, to ensure confidentially and privacy with regard to records of any kind, and discussions about any scientific or business endeavors of the Company. If there is an inquiry regarding GenVec’s science or business from any outside source, employees must not disclose any information about GenVec’s projects or business without first consulting with their immediate supervisor and/or without the approval of the President/CEO or other authorized personnel. If records are inspected by an outside agency, the individual(s) who inspects the records must be specifically authorized to do so by the President/CEO.

All confidential information relating to GenVec business should be handled on a need-to-know basis. Friends and relatives are among the persons with whom confidential information should not be discussed. Whenever confidential information must be disclosed to an employee or representative, the recipient of such information should be apprised of the confidential nature of the information.

Before disclosing confidential information, employees should be aware of their surroundings. Such information should not be discussed in hallways, elevators, Internet bulletin boards or other public areas (such as airplanes or restaurants) where conversations might be overhead and inadvertent disclosure should not be made through speakerphone discussions that can be overheard.

Additional information regarding handling confidential information can be found in the GenVec Insider Trading Policy.

C. Corporate Communications and SEC Filings

It is our policy to make full, fair, accurate, timely and understandable public disclosure of all information relating to GenVec as required by law and SEC, Nasdaq, or other rules and regulations, and/or business policy. In addition, it is our policy to comply with all securities and other laws that prohibit us from making “selective disclosures,” including SEC Regulation Fair Disclosure (“Regulation FD”). In order to make sure that all disclosures of company information, including but not limited to information relating to our financial performance, material contracts, and other information important to investors, regulators and the general public, are accurate and in full compliance with applicable laws and regulations, it is our policy that all such disclosures will be made only through specifically established channels. Unless you have been specifically authorized to do so, you are prohibited from discussing company affairs with securities analysts, media representatives, government officials, pension plan or similar fund administrators and other outside persons. If you are contacted by any such persons requesting any information about GenVec, even if such information is not proprietary or confidential, you should refer them to the President/CEO or designate. Please see the employee handbook for our policy regarding communication with the media.

All employees are expected to comply with our disclosure controls and procedures to ensure that material information relating to our company is timely recorded, processed, summarized, and reported in accordance with all applicable SEC and other rules and regulations. If the scope of your employment involves the reporting of material information, you will be trained in these controls and procedures. All employees are expected to report to their supervisor information they believe might be material about the company, but which they believe is not known at higher levels of the company.

4. Conflicts of Interest

It is our policy that no employee should place himself or herself in a position where his or her actions, personal interests or activities, or the activities or interests of those for whom an employee acts, conflicts with or may appear to conflict with the interests of GenVec. As a GenVec employee or director, you are expected to perform your job and/or responsibilities solely on the basis of our company’s best interests, independent of any personal considerations and relationships. A conflict of interest can occur when an employee creates or has a vested interested in a project or activity that can directly affect the business of GenVec.

Specifically, the following activities or actions are considered to be conflicts of interest:

A.	Outside Business Interests

Employees may have outside business interests and outside employment so long as these do not interfere with job performance and prior written approval from the President/CEO has been obtained. Employees may not earn profit from outside employment or business interests that directly results from affiliation with GenVec.

B.	Gifts and Gratuities

Employees are not to accept gifts, gratuities, free trips, personal property, or other items from an outside person or organization as an inducement to provide services or products.

C.	Business Loans or other Financial Transaction

Employees are not permitted to enter into loans, guarantees or other personal financial transactions or obligations with any company with which GenVec has a material collaboration or licensing arrangement. This guideline does not apply to transactions with recognized banks or other financial institutions.

D.	Financial Conflict of Interest.

Company employees are not permitted to have significant financial interests in any company that is a material collaborator, contractor, licensee, supplier, or competitor of GenVec. A significant financial interest is anything of monetary value, such as salary or payments from services from parties other than GenVec; equity interests (stocks, stock options); intellectually property rights; and membership on a governing board. A financial interest is said to be significant if an employee:

•	has an equity interest in a material collaborator, contractor, licensee, supplier, or competitor that exceeds $10,000 in value and represents more than a five percent ownership in any single entity; or

•	receives salary, royalties or other payments that exceed $10,000 over a 12-month period.

E.	Securities Trading

It is GenVec policy that all employees and directors are prohibited from purchasing or selling securities of any company based on material information that has not been made public. This prohibition includes GenVec securities as well as securities of other companies. The policy also prohibits employees and directors from passing on inside information to others unless it is necessary for the recipient to perform his or her job. In addition, all employees and directors are required to comply with certain procedures when buying or selling GenVec stock. Please see GenVec’s Insider Trading Policy for a full description of our policies and procedures regarding security trading by employees and directors.

You should keep in mind that unlike other potential conflicts of interest, such as outside business interests or the acceptance of gifts, which may be acceptable in certain circumstances, trading on the basis of inside information is always prohibited.

F.	Disclosure:

Company employees are required to fully disclose any activities that are or could be perceived as a conflict of interest to their supervisors. Such situations can only be waived as previously described.

5. Care and Use of Company Resources

Company resources are to be properly used for business purposes. Company resources include all equipment, supplies and samples of our product candidates, intellectual property, software, and other assets used at GenVec. Company resources also include data and communications transmitted or received by GenVec computers, data recorders, telephones, and other electronic or telephonic systems, or by written media.

You are responsible for ensuring that all resources issued to you are properly used and maintained, and to exercise reasonable care to prevent theft, damage, or misuse. Unauthorized use of company equipment, supplies, product stock, software or other assets (including any use in violation of the Code) is prohibited. You must never make unauthorized copies of any company records or software or remove any company equipment, product candidates or other assets from GenVec premises except for legitimate business purposes and with specific authorization. A legitimate business purpose includes, for example, temporary removal of GenVec property exclusively for conducting GenVec business at home or while traveling on GenVec business, including speaking engagements on GenVec’s behalf.

Reasonable and limited personal use of GenVec assets such as telephones and computers is acceptable. You should be aware, however, that the Company may monitor any use of GenVec resources and you should not consider such use to be confidential. Therefore, you should not say anything on the telephone or in any electronic communication, or view any material on the Internet, that you would not want your supervisor, coworkers, or others in the company to be made aware of.

6. Scientific Integrity

GenVec, Inc. is committed to conducting our research with the highest level of integrity. To underscore our commitment regarding scientific integrity, we have developed policies to prevent research misconduct by our employees, contractors, and collaborators. Scientific misconduct includes activities that differ from commonly accepted scientific practices, and that are used in a deliberate attempt to mislead or fraudulently manipulate or interpret scientific results. Such activities include fabrication or falsification of data or results and plagiarism. It does not include honest errors or differences in opinions or interpretations of data. Company employees are responsible for maintaining the highest level of scientific integrity while performing research activities.

7. Compliance with Applicable Laws

It is company policy to comply with all laws and other governmental rules and regulations that are applicable to GenVec. Some of these laws that specifically apply to GenVec are discussed briefly below. You are expected to comply with all applicable laws in the conduct of your employment, including ones that may not be discussed in the Code. If you have any questions about particular laws, rules, and regulations, how they affect your employment or about compliance with such laws, please contact the Compliance Officer.

A.	Competition and Antitrust Laws

Competition and antitrust laws protect free enterprise by prohibiting agreements and practices that reduce competition, such as fixing prices or other terms and conditions of sale. Other prohibited actions include theft or misuse of a competitor’s confidential information and product tampering. There are other prohibited practices, which might not be applicable to GenVec at this stage of our business development. However, we are still subject to these laws and you are expected to comply with them, as applicable. An example that could apply to GenVec would be if a representative of one of our competitors approached you to discuss the idea of limiting the development of one of our product candidates that treats the same disease as a product our competitor is developing. In exchange, the competitor would consider delaying its development of another of its products that competes with a different product candidate of ours. Such an agreement would be illegal under antitrust laws. You must never discuss these issues with our competitors. If representatives of other companies initiate discussions of these matters with you, you should ask him or her to stop and if he or she does not, you should leave and report the incident to the Compliance Officer.

Employees should make every effort to avoid actions involving competitors that reasonably could be perceived as being in violation of these laws. To avoid even the appearance of an improper agreement, understanding, or action, communications with competitors should be kept to a minimum. There should be a legitimate business reason for any such communication.

B.	Regulatory Requirements

It is GenVec policy to comply with all regulatory requirements applicable to our business. Therefore, you are required to comply with all applicable rules, regulations and guidelines outlined in the Code or otherwise provided to you. If you suspect any violation, you are required to report it as described earlier in this document. Some of the more pertinent laws, rules and regulations are discussed below.

a.	Food/Drugs/Medical Devices

The Federal Food, Drug and Cosmetic Act (the “Act”), which is administered by the Food and Drug Administration (the “FDA”), aims to protect the public from harmful foods, drugs, and medical devices as well as deceptive practices by manufacturers. It is GenVec policy to comply with the Act and all applicable FDA rules and regulations in the manufacture, testing and distribution of our product candidates, including Current Good Manufacturing Practice (“cGMP”), Good Laboratory Practice (“GLP”) and Good Clinical Practice (“GCP”).

In addition, GenVec will communicate complete, honest, and accurate information regarding the results of any studies or testing or any other information about our product candidates or data we gather or of which we become aware. We will report any adverse drug events immediately to the appropriate regulatory authorities.

b.	Occupational Safety and Health

It is our policy to provide a workplace that is free from recognized hazards that could cause death or injury to our employees. To this end, we comply with all occupational safety and health standards, including the Occupational Safety and Health Act (“OSHA”) and the Maryland Occupational Safety and Health Act (“MOSHA”). Among other things, these standards require workers to wear appropriate protection and adhere to all company safety and health policies and practices, and require GenVec to provide you with proper training and supervision and inform you of any toxic or hazardous substances in the workplace.

You must comply with all applicable laws, rules and regulations regarding employee safety and health, including any company-specific rules and regulations. If your position necessitates compliance with any workplace safety and health requirements, we will provide you with appropriate training. If you have any questions about these requirements contact the Compliance Officer.

c.	Environmental Laws

It is our policy to comply with all applicable environmental laws and regulations. As a GenVec employee, you are expected to comply with all applicable laws, rules, regulations, and permits relating to maintaining a clean and healthy environment, including laws related to conservation, pollution, and waste disposal. You will receive training on all applicable environmental laws to the extent applicable to the scope of your duties as a GenVec employee.

d.	Intellectual Property

It is our policy to comply with all laws relating to copyright and trademark protection, patents and trade secrets. Pursuant to this policy, we will use copyrighted materials, including computer programs, only as allowed by law or agreement with the holder of the copyright. We will also comply with applicable laws and regulations relating to issued patents and strive to avoid infringing on patents held by others.

As a GenVec employee or director, you should avoid making unauthorized copies of copyrighted material, including books, magazines, drawings, photographs, software, etc. Copyright laws allow for limited reproduction of copyrighted materials under limited circumstances. You will be instructed as to compliance with applicable intellectual property laws as necessary within the scope of your employment.

e.	Equal Employment Opportunity; Affirmative Action; Discrimination

It is GenVec policy, in compliance with applicable State of Maryland and Federal laws, to recruit, hire, promote, transfer, assign job responsibilities, demote and terminate employees in compliance with all equal opportunity and anti-discrimination laws and without regard to race, color, religion, ancestry, age, national origin, place of birth, gender, sexual orientation or disabilities. It is also GenVec policy to hire in accordance with bona fide affirmative action programs in order to make sure that employment opportunities are extended to all qualified persons, including but not limited to, women, minorities, Vietnam era and disabled veterans and persons with disabilities.

For a full description of our policies and procedures regarding non-discrimination and affirmative action in employment, please contact the Corporate Compliance Officer.

f.	Harassment

It is GenVec policy to comply with the State of Maryland and Federal laws regarding harassment of employees in the workplace. GenVec will not tolerate harassment in any form, including sexual harassment. Please contact the Corporate Compliance Officer for a full description of GenVec policies and procedures regarding harassment.

g.	Substance Use/Abuse

GenVec is committed to providing a drug-free workplace, and it is GenVec policy to comply with all laws prohibiting or controlling the manufacture, sale, prohibition, use and possession of drugs and alcohol. Please contact the Corporate Compliance Officer for a full description of our policy regarding the use of controlled substances in the workplace.

h.	Political Contributions

Federal and state law prohibits companies from making political contributions in connection with elections. It is GenVec policy to comply with any laws regarding political contributions. You must not make any political contribution in our name or on behalf of GenVec without prior approval from the President/CEO. This can include not only direct contributions to candidates, but also other activities such as buying tickets to a political event, providing goods or services, or paying for advertisements and other campaign expenses. Personal political activities are permitted, of course. However, you must never use company time, property or equipment for your personal political activities.

8. Implementation of the Code

A.	Employee Responsibility

You are responsible for being familiar with, and following, the Code and all the laws, rules, regulations, and policies that apply to your position with GenVec and your level of responsibility. All employees and directors will receive a copy of the Code and will be required to confirm in writing that they (i) have received a copy of the Code and (ii) have read and understand the Code, including their duty to report violations or other questionable conduct. The required confirmation form is attached to this copy of the Code. Please sign and return it to the Compliance Officer. New employees and directors will be provided a copy of the Code and required to execute the confirmation at the commencement of their employment.

In addition, consultants, subcontractors and collaborators that could have a significant impact on our financial situation will also receive a copy of the Code and are required to confirm in writing that they (i) have received a copy of the Code and (ii) have read and understand the Code, including their duty to report violations or other questionable conduct. Written confirmation shall be signed and returned to the Compliance Officer prior to an official involvement with GenVec.

As needed, but at least once every three years, the Compliance Officer will report to GenVec’s Nominating and Corporate Governance Committee as to the functioning of the Code, any relevant corporate governance, regulatory, Nasdaq or other developments that could impact the function and operation of the Code, and any recommended revisions to the Code. Therefore, GenVec may make periodic updates or other changes to the Code. When there are material changes, you will be provided with an updated copy of the Code. You also may be required to execute a new confirmation. All GenVec employees are required to attend any mandated training session reviewing the Code.

B.	Compliance Officer Responsibilities

Marge Meyer is GenVec’s Compliance Officer. The Compliance Officer is responsible for administering the implementation and execution of the Code, including:

•	overseeing the implementation of the Code and related policies, practices and procedures;

•	overseeing administration of and compliance with the Code, including enforcement, and seeing that appropriate disciplinary measures are consistently applied, as necessary;

•	conducting investigations into reported violations of the Code;

•	coordinating appropriate responses to misconduct and taking action to prevent a recurrence of any misconduct;

•	coordinating any necessary training programs on topics covered by the Code; and

•	answering questions and providing guidance to employees and directors regarding the Code.

C.	GenVec Management Responsibilities

It is the responsibility of GenVec management to fully support the Code and its implementation at GenVec by:

•	requiring the development, execution and maintenance of this policy;

•	fully complying with the Code;

•	providing clear leadership through example; and

•	being accountable for adherence of the code by all employees through appropriate enforcement mechanisms.

9. Reporting Code Violations

A.	Responsibility to Report Misconduct

We understand that reporting known or suspected violations of the Code can be a sensitive issue. However, it must be understood that violations could seriously harm GenVec, our investors, our employees and those enrolled in our clinical trials. Therefore, you must promptly report all questionable conduct and violations, suspected violations or potential violations of the Code, including conduct that you believe may result in a violation. No disciplinary or other retaliatory action will be taken against any person as a result of making a good faith reporting of any such violation or suspected violation, even if the report turns out to be in error. Any such retaliatory conduct is a violation of the Code. However, failure to report a known violation of the Code is itself a violation, and may result in disciplinary measures as further discussed below.

The first and preferred option for reporting violations is for you to talk to your supervisor. If you do not feel comfortable discussing the matter with your supervisor or feel that he or she has not taken appropriate action, you are free to contact the Corporate Compliance Officer for confidential discussions and consultations about concerns of possible misconduct or questions about the Code. If applicable, such employees will be counseled about appropriate procedures for reporting suspected violations of the Code.

Alternatively, you may make a report to the Corporate Governance Hotline, which has been established to assist with reporting concerns related to financial/accounting practices, internal control issues, and governmental/regulatory compliance violations. Complaints to the hotline may be made on a confidential and anonymous basis. Reports of questionable accounting or auditing matters made in this manner will be directed to the Chairman of GenVec’s Audit Committee. The Audit Committee Chairman serves as an Independent Director and has the authority to work directly with legal counsel. The hotline is managed through an independent service to ensure confidentiality and is available 24 hours a day. The hotline may be accessed by calling 1-800-461-9330 or visiting www.MySafeWorkplace.com

If you are a supervisor or manager and an employee reports a known or suspected violation of the Code, you must immediately pass that information on to the Corporate Compliance Officer. If you are unsure whether a suspected incident is an actual Code violation, contact the Corporate Compliance Officer to discuss the suspected misconduct informally. If the circumstances described by the individual do not meet the definition of a Code violation, the Corporate Compliance Officer may, if appropriate, refer the individual or allegation to other appropriate GenVec personnel with responsibility for resolving the issue.

B.	Protecting those who Report Violations

GenVec will protect the privacy of those who report misconduct in good faith to the maximum extent possible. For example, if you request anonymity, GenVec will make every effort to honor your request during the allegation assessment or inquiry within applicable policies and regulations and Federal, state and local laws, if any. However, you should be aware that if the matter is referred to an investigation committee, anonymity might not be possible. GenVec will undertake diligent efforts to protect the positions and reputations of those persons who, in good faith, make allegations concerning Code violations

The Corporate Compliance Officer will monitor the treatment of individuals who bring allegations of misconduct or of inadequate response thereto, and those who cooperate in inquiries or investigations. The Corporate Compliance Officer will ensure to the maximum extent possible that these persons will not be retaliated against in the terms and conditions of their employment or other status at GenVec and will review any instances of alleged retaliation.

C.	Disciplinary Measures for Code Violations

GenVec will take appropriate administrative actions against individuals when an allegation of a Code violation or other misconduct has been substantiated. Violations of the Code may result in disciplinary measures, up to and including termination, depending on the individual circumstances including the level of the employee’s involvement and knowledge and the severity of the violation.

Disciplinary measures may be taken against an employee for:

•	directly violating the Code, internal company policies or any applicable law, rule or regulation;

•	directing others to violate the Code, internal company policies, or any applicable law, rule or regulation;

•	failing to cooperate with an investigation of a Code violation, including being untruthful or withholding relevant information;

•	knowingly falsely accusing another employee of a violation of the Code, another internal company policy, or of an applicable law, rule or regulation; and

•	retaliating against a person who reports a violation or suspected or potential violation of the Code, or directly or indirectly encouraging others to do so.

Disciplinary action will also apply to supervisors or managers who, with respect to those employees reporting to them, know that prohibited conduct is contemplated by such employees and do nothing to prevent it, or know that prohibited conduct has been engaged in by such employees and fail to take appropriate corrective action. Supervisors and managers may also be subject to disciplinary action for their failure to effectively monitor the actions of their subordinates. In addition, violations of legal and regulatory requirements may carry their own civil and criminal penalties, including fines and imprisonment.

For more information regarding disciplinary procedures, including grievance procedures related to disciplinary measures taken, please refer to your Employee Handbook.

ACKNOWLEDGMENT

I acknowledge that I have received a copy of the GenVec Code of Business Conduct and Ethics. Further, I have read and I understand the Code, including my duty to report violations or other questionable conduct. I understand that if I have questions regarding the Code or other similar concerns, I may contact internal GenVec personnel for clarification.

I understand that I am subject to the Code and am required to comply with the Code, including any amendments thereto. I understand that if I violate the Code, including failure to report violations or suspected or potential violations, I am subject to disciplinary action up to and including termination of my employment.

Name:

Signature:

Date:

GENVEC, INC.

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby constitutes and appoints Thomas H. Fraser, Ph.D. and Paul H. Fischer, Ph.D. and each of them, as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on June 16, 2004 at 9:00 a.m. (local time) and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK
AS SOON AS POSSIBLE.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS

GENVEC, INC.

JUNE 16, 2004

1.	The election of the named nominees as directors of the Company to serve until the next annual meeting of stockholders and until a successor shall be duly elected and qualified.

FOR ALL NOMINEES EXCEPT AS MARKED TO THE CONTRARY BELOW	WITHHOLD AUTHORITY TO VOTE FOR ALL THREE NOMINEES LISTED BELOW
[ ]	[ ]

(Instruction: To withhold authority to vote for any individual, strike a line through the nominee’s name below.)

Nominees: Zola P. Horovitz, Ph.D., William N. Kelley, M.D. and Harold R. Werner

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of KPMG LLP as independent public accountants for the Company for the current fiscal year.	[ ]	[ ]	[ ]

Other Matters:	This proxy, when properly executed, will be voted by the persons named in this proxy above to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominees and for the ratification of the appointment of KPMG LLP as the independent public accountants of the Company.

Signature	Dated:	, 2004

Signature	Dated:	, 2004

NOTE:	Please date, sign and return promptly. Signature of the stockholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in the names of two or more persons, each joint owner should sign personally. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.